 Exhibit 10.9

As of December 16, 2013

CMG Holdings Group, Inc

333 Hudson Street, Suite 303

New York, NY 10013

Attn: Jeffrey Devlin, CEO

Dear Mr. Devlin:

AudioEye, Inc. (“AudioEye”) and CMG Holdings Group, Inc. (“CMG Holdings”) are party to that certain Call Option Agreement (the “Call Option Agreement”), dated as of August 1, 2013, as amended as of August 30, 2013, September 14, 2013, November 7, 2013 and November 25, 2013.

In consideration of the mutual promises herein contained, and other good and valuable consideration, and intending to be legally bound, AudioEye and CMG Holdings hereby agree that:

(i)	Section 2.1 of the Call Option Agreement is amended and restated in its entirety as follows:

“2.1 Seller hereby agrees, irrevocably and without any additional requirement, to grant Purchaser an exclusive call option whereby, while this Agreement is in effect and upon the fulfillment of all the conditions stipulated in Section 2.2, Purchaser shall be entitled to purchase, at its sole discretion, in the manner and at the price prescribed in this Agreement, through a single or multiple transactions, any or all of the Option Shares held by Seller; and upon exercise of such call option, Seller shall then transfer the purchased Option Shares to Purchaser in accordance with this Agreement.”

(ii)	Section 2.2 of the Call Option Agreement is amended and restated in its entirety as follows:

“2.2 The parties acknowledge that while this Agreement is in effect, Purchaser shall be entitled but not obligated to exercise, at any time (the timing is entirely at the discretion of Purchaser), the call option with Seller. If Purchaser decides to purchase from Seller all or a portion of the Option Shares, then, in accordance with the notice provisions of this Agreement, Purchaser shall issue to Seller an exercise notice (“exercise notice”). The exercise notice will include: (a) the number of Option Shares to be acquired by Purchaser, (b) the option exercise price to be paid for the Option Shares to be acquired by Purchaser, and (c) the full name (and jurisdiction of organization if other than a natural person), address and tax identification number of Purchaser.”

University of Arizona Science and Technology Park

9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 ● Fax 520.844.2989

(iii)	Section 3.1 of the Call Option Agreement is amended and restated in its entirety as follows:

“3.1 In the event Purchaser chooses to exercise the call option as prescribed in Section 2, Purchaser may, at its sole discretion, exercise the call option once or in multiple times during the term of this Agreement until all the Option Shares have been obtained.”

(iv)	Section 4.1 of the Call Option Agreement is amended and restated in its entirety as follows:

“4.1 In accordance with this Agreement, to purchase the Option Shares held by Seller, Purchaser shall pay the option exercise price as follows: (a) if Purchaser decides to purchase all or only a portion of the Option Shares on or before November 25, 2013, then the option exercise price for purchasing the Option Shares each time shall be determined using the following formula: Price for each option exercise = $0.31438 x (the proposed number of Option Shares to be purchased), (b) if Purchaser decides to purchase all or only a portion of the Option Shares after November 25, 2013 and on or before December 31, 2013, then the option exercise price for purchasing the Option Shares each time shall be determined using the following formula: Price for each option exercise = $0.28 x (the proposed number of Option Shares to be purchased), and (c) if Purchaser decides to purchase all or only a portion of the Option Shares after December 31, 2013 and prior to the termination of this Agreement, then the option exercise price for purchasing the Option Shares each time shall be determined using the following formula: Price for each option exercise = (90% of the volume-weighted average price (VWAP) per share of AudioEye common stock for the 10 trading days immediately preceding the date of the exercise notice) x (the proposed number of Option Shares to be purchased); provided, further, that (a) AudioEye shall have the right to purchase 166,667 of the Option Shares in exchange for extinguishing $50,000 of the existing accounts payable owed to AudioEye by Seller subsidiary Good Gaming Inc., an Illinois corporation (“Good Gaming”) and (b) Seller shall have the right until February 28, 2014, by providing written notice to AudioEye in advance, to cause AudioEye to purchase 500,000 of the Option Shares in exchange for extinguishing an additional $150,000 of the existing accounts payable owed to AudioEye by Seller subsidiary Good Gaming.

University of Arizona Science and Technology Park

9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 ● Fax 520.844.2989

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(v)	Section 9.2 of the Call Option Agreement is amended and restated in its entirety as follows:

“9.2 Unless otherwise provided herein, this Agreement shall automatically terminate at 5:00 P.M. Tucson time on March 31, 2014.”

CMG Holdings and AudioEye hereby agree that consistent with Section 2.1 of the Call Option Agreement, as amended hereby, AudioEye is electing effective December 31, 2013, (a) to exercise the call option for 1,785,715 Option Shares (as such term is defined in the Call Option Agreement) for a total option exercise price of $500,000.20, and (b) to purchase an additional 166,667 Option Shares in exchange for extinguishing $50,000 of the existing accounts payable owed to AudioEye by Seller subsidiary Good Gaming Inc., an Illinois corporation. During the remaining term of the Call Option Agreement, AudioEye retains a call option with respect to the remaining 2,316,291 Option Shares. AudioEye, Inc. (tax identification number 20- 2939845) is a Delaware corporation with an address at 9070 S Rita Rd., Suite 1450, Tucson, AZ 85747. This Agreement also serves as the requisite exercise notice under Section 2.2 of the Call Option Agreement with respect to the 1,952,382 Option Shares noted above.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted according to the laws of the State of Delaware, without giving effect to the choice of law provisions of such State. Any actions for enforcement of this Agreement or interpretation of any of the provision of this Agreement or otherwise arising out of or relating to this Agreement shall be brought only in the state courts of or in the federal courts located in Pima County, State of Arizona. The parties agree to submit to the jurisdiction of such courts. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Pima County, State of Arizona. Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

[Remainder of page intentionally left blank; signature page follows.]

University of Arizona Science and Technology Park

9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 ● Fax 520.844.2989

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If you are in agreement with the foregoing, please sign and return one copy of this Agreement to us.

Very truly yours,

AudioEye, Inc.

By:
Name:
Title:

Agreed to as of this 16th day of December, 2013:

CMG Holdings Group, Inc.

By:
Name:
Title:

University of Arizona Science and Technology Park

 9070 S Rita Road, Suite 1450

Tucson, AZ 85747

866.331.5324 ● Fax 520.844.2989

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